Exhibit 10.13

Basic Agreement on Provision of PayToku

PayPay Corp. (“PayPay”) and SoftBank Corp. (“SB”) agree as follows and enter into this agreement (this “Agreement”) with respect to the terms under which the PayToku Rewards, defined in Article 2, Paragraph 1, is provided to users of the PayToku data plan provided by SB under the SoftBank brand.

Article 1 Purpose

This Agreement provides for collaboration between the parties on a fee promotion basis using redemption of PayPay Points for the purpose of expanding the number of users of the settlement service provided by PayPay (the “PayPay Service”), which enables customers to use Barcodes, as defined in Article 1, Item 12 of the PayPay Merchant Terms, to pay for Goods as defined in Item 10 of that Article, and for the purpose of expanding the number of subscribers to a specific rate plan for mobile communication services provided by SB (“PayToku”).

Article 2 Outline of the Basic Transaction Pertaining to PayToku

1.

PayPay shall grant PayPay Points as a reward (the “PayToku Rewards”) to persons who are both users holding a PayPay Service account and subscribers to the mobile communication services provided by SB under the SoftBank brand with a PayToku membership, and who satisfy the conditions separately determined through consultation between PayPay and SB (“Eligible Users”), whenever an Eligible User makes payments at a participating store using a settlement method eligible for the rewards.

2.	Matters concerning PayToku Rewards shall be determined through separate consultation between PayPay and SB.

Article 3 Granting of PayPay Points; Redemption Rate; Maximum Redemption Amount

1.

PayPay shall, for each Eligible user, notify SB of the completion of linkage after receiving from SB, , the user ID for each company as separately specified by each party, the PayToku type (the “PayToku Type”), and the reward flag (the “Provider Code”) set according to the billing period of the telecommunication service communication charges of the Eligible User (the “Billing Group”), and completing the linkage process.

2.

As long as there is no change in the Provider Code, PayPay shall grant PayToku Rewards to each Eligible User for each billing cycle specified by the Billing Group, at the grant rate and maximum grant amount indicated in the table below per month during the term of provision of PayToku.

If a different grant rate or maximum grant amount is set due to a promotional campaign or the like, the PayPay shall discuss the matter and apply the rate or maximum grant amount determined by discussion.

PayToku Type	Grant rate	Maximum grant amount
PayToku 30	+1%	1,000pt/month
PayToku 50	+3%	2,500pt/month
PayToku Unlimited	+5%	4,000pt/month

3.	If SB notifies PayPay of a change in the Provider Code, PayPay shall change the maximum grant amount specified in the preceding paragraph before granting the PayToku Rewards.

4.	PayPay shall guarantee the grant rate and the maximum grant amount of PayToku Rewards even in cases where the PayToku Rewards overlap with other promotions by PayPay that grant PayPay Points.

5.	Even if PayPay alters the specifications of its own promotions, the specifications of the PayToku Rewards shall remain unaffected as a matter of course.

6.

PayPay shall not grant PayPay Points to any mobile phone business promotion offered by a third party other than SB that is similar or related to the purpose set out in Article 1, with a higher number of points granted, a higher issuance rate, or a higher maximum grant limit than that for SB’s promotion.

Article 4 Acquisition of Personal Information

1.

When disclosing personal information as provided for in the Memorandum of Understanding on the Handling of Personal Information, SB shall obtain consent for the disclosure of personal information from users who sign up for PayToku using the language separately agreed upon between PayPay and SB (the “Consent Language”). With respect to the method of obtaining consent for the acquisition of personal information, SB shall display the Consent Language on the PayToku signup flow when the user signs up for PayToku, and shall not allow any user to sign up for PayToku without consenting. SB shall retain the date of the PayToku signup as proof of consent and shall disclose the date of the user’s PayToku signup as proof of consent at PayPay’s request.

2.	The parties shall coordinate information as separately provided for.

Article 5 Duty of Good Faith

1.	Each party has a duty to the other party to perform its obligations under this Agreement in good faith.

2.	If any event occurs that may cause damage to either party, the other party shall promptly notify that party and make efforts to take measures to mitigate the damage.

3.

If a problem arises with respect to either party’s obligations, that party shall handle and resolve the problem at its own responsibility and cost, and shall compensate the other party for any damage incurred, unless the damage is due to a reason attributable to the other party.

4.

Each party shall take measures to mitigate its own damages that are subject to compensation under the preceding paragraph, and the other party is not obligated to compensate for damages that have increased due to the failure to take such measures.

Article 6 Burden of Costs

1.	SB shall not bear any fees for the use of PayToku Rewards, which are calculated based on the amount of potential settlements eligible for PayToku Rewards.

2.

PayPay grants to SB a license to use “Chichin PayPay Softbank,” which includes a trademark of PayPay, within the scope of promotion of SB’s economic sphere including PayToku Rewards. The license is granted for no consideration.

3.

SB shall bear a cost equivalent to the amount of PayPay Points that PayPay grants to Eligible Users in accordance with the content of the PayToku Rewards (including where PayPay withholds the grant to determine whether unauthorized use has occurred, and later grants the points after determining that the use was not unauthorized) multiplied by one yen.

Article 7 Payments of Money

1.

PayPay shall aggregate the settlement amounts eligible for PayToku Rewards for all Eligible Users and calculate the amount to be borne by SB based on the preceding Article for each month, as of the last day of that month as the calculation date, and report to SB a draft estimate of the amount to be borne by SB by the second business day of the month after the month in which the calculation date falls.

2.	PayPay shall issue an invoice to SB for the amount to be borne by SB by the 10th business day of the month after the month in which the calculation date falls.

3.

SB shall pay the amount invoiced under the preceding paragraph by the last day of the month in which the invoice is received (or the preceding business day if that day is a bank holiday), by a single wire transfer to the bank account designated by PayPay as indicated in that invoice. SB shall bear any transfer fees.

4.

PayPay shall attach prima facie evidence as the basis of the amount to be borne by SB and the invoice, listing the items separately agreed upon between the parties, when reporting the draft estimate of the amount to be borne by SB and when issuing an invoice.

5

Neither party shall set off any variation in the amount to be borne by SB stated in the invoice. However, if there is any variation in the amount due to reasons attributable to PayPay, that amount shall be set off.

Article 8 Handling of Complaints and Claims

1.

If SB receives any complaint, claim, or the like from an Eligible User regarding the method of application of PayToku or the PayToku Rewards, SB shall promptly notify PayPay and handle the situation at its own responsibility and cost.

2.

If PayPay receives any complaint, claim, or the like from an Eligible User regarding matters concerning the granting of PayPay Points as PayToku Rewards or the use of the PayPay application, PayPay shall promptly notify SB and handle the situation at its own responsibility and cost.

Article 9 Intellectual Property Rights

1.

Each party permits the other party to use its trade name, trademarks, product and service names, logos, and the like in printed materials such as pamphlets and flyers, and in advertising media such as websites, in the performance of its obligations under this Agreement within the scope of achieving the purpose provided for in Article 1. However, when making such use, each party shall notify the other party in advance and display any necessary copyright notices and the like.

2.

SB represents and warrants to PayPay that the parties have obtained permission from each participating store to use the trade name, trademarks, product or service names, logos, and the like of the participating store, for no consideration, to use to the extent necessary for the implementation of this Agreement at the time of entering into each individual agreement.

3.	SB shall use the trademark “Chichin PayPay Softbank” only to the extent necessary to achieve the purpose provided for in Article 1.

4.	Neither party may sublicense to a third party the right to use the other party’s trademarks and the like.

5.

Either party may request that the other party cease or alter its use of marks if it determines that the manner of that use is inappropriate, in which case the other party shall promptly comply with that party’s instructions.

Article 10 Disclaimer

1.

PayPay may suspend all or part of the PayPay Service without notice to SB if any of the following events occurs, in which case each party shall be exempt from its obligations under this Agreement to the extent of any failure to perform all or part of this Agreement due to the suspension, and neither party shall be liable for any damages incurred by the other party or any third party due to such failure:

(1)

natural disaster, infectious disease (including, but not limited to, Covid-19 and other infectious diseases), war, civil unrest, riot, civil disturbance, labor dispute, electrical blackout, failure of telecommunications systems, suspension of service provision or emergency maintenance by a telecommunications operator, or another event not attributable to PayPay, SB, or a participating store occurs or is likely to occur, rendering provision of the Service impracticable or impossible;

(2)

PayPay determines that it is operationally necessary to temporarily suspend the PayPay Service due to amendment and abolishment of laws and ordinances in Japan or a foreign country, an order, disposition or guidance by a public authority, or another unavoidable event;

(3)

PayPay determiners that it is impracticable or impossible to provide the PayPay Service due to a system failure, unauthorized access from a third party, computer virus infection, or the like with respect to the PayPay Service;

(4)	PayPay determines that it is impracticable or impossible to provide the PayPay Service due to measures based on laws and regulations or the like; or

(5)	in other cases where PayPay determines suspension to be unavoidable.

Article 11 Outsourcing to a Third Party

1.	Either party may outsource part of its business to a third party at its own responsibility and cost with the prior consent of the other party in writing (including electronic or magnetic record).

2.

If either party outsources its business, that party shall impose on the outsourcee equivalent obligations to those imposed on itself under this Agreement, and shall guarantee the performance of those obligations by the outsourcee to the other party.

Article 12 Confidentiality Obligations

1.

Each party shall maintain as confidential, during the term of this Agreement and for two years thereafter, the content of this Agreement and any materials, data or other information disclosed or provided by the other party in connection with this Agreement, whether in writing, orally, in electronic or magnetic form, or in any other medium, and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and shall not disclose, provide, or divulge Confidential Information to any third party, or use Confidential Information for any purpose other than the performance of this Agreement. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, provided that the other party is promptly given notice of that disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include:

(1)	information already held by the receiving party at the time of disclosure;

(2)	information that the receiving party develops independently without reference to Confidential Information;

(3)	information that is public knowledge at the time of disclosure;

(4)	information that becomes public knowledge after disclosure due to a reason not attributable to the receiving party; and

(5)	information that lawfully disclosed to the receiving party by a duly authorized third party without assuming any obligation of confidentiality.

3.

Each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant or other third party with a professional duty of confidentiality.

4.

If either party discloses Confidential Information to a third party with the prior written consent of the other party under Paragraph 1 or pursuant to the preceding paragraph, that party shall cause that third party to assume and comply with equivalent confidentiality obligations to those under this Agreement, and that party is fully liable to the disclosing party for that third party’s handling of the Confidential Information.

Article 13 Elimination of Antisocial Forces

1.

Either party may immediately suspend performance of its obligations under or cancel all or part of the agreements with the other party, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities is discovered to be an antisocial force (meaning an organized crime group (boryokudan), member of an organized crime group, person who ceased to be a member of an organized crime group within the past five years, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Force”) or to have contributed to an Antisocial Force:

(1)	the other party;

(2)

a special interest party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 14 Term

1.	The term of this Agreement is from the execution date hereof until such time as SB ceases to provide PayToku.

2.	If any outstanding debts or obligations exist at the end of this Agreement, this Agreement will continue to apply with respect to those debts or obligations until performance is completed.

Article 15 Termination for Cause; Acceleration

1.

If either party breaches all or part of its obligations under this Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure.

2.

Either Party may immediately suspend performance of its obligations under or cancel all or part of this Agreement, without assuming any liability and without prior notice or demand for cure, if the other Party:

(1)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(2)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or an out-of-court workout;

(4)	passes a resolution to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	dishonors a note or check, or otherwise becomes actually insolvent or suspends payments;

(6)	undergoes a change in major shareholder, management, or executive body, due to which the terminating party considers the continuation of this Agreement to be inappropriate; or

(7)	breaches any law or ordinance.

3.

If either party falls under Paragraph 1 of this Article or any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

Article 16 Survival

Article 5 (Duty of Good Faith), Article 8 (Handling of Complaints and Claims), Article 13 (Exclusion of Antisocial Forces), Article 14 (Term), paragraph 2, Article 15 (Termination for Cause; Acceleration), this Article (Survival), Article 17 (Separate Consultation), Article 18 (Jurisdiction), and Article 19 (Governing law) will remain effective after the termination of this Agreement. Article 12 (Confidentiality) will survive as provided for therein.

Article 17 Separate Consultation

The parties shall consult in good faith to resolve any matter not provided for herein or doubt regarding the interpretation of this Agreement.

Article 18 Jurisdiction

The Tokyo District Court has exclusive jurisdiction as the court of first instance over all disputes in connection with this Agreement.

Article 19 Governing Law

The formation, effect, performance and interpretation of this Agreement are governed by the laws of Japan.

In witness whereof, this Agreement is prepared as an electronic or magnetic record, and after agreeing, each party shall affix its electronic signature hereto and shall retain an electronic or magnetic record or copy hereof.

September 5, 2023

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Corp.
Ichiro Nakayama, Representative Director

SB:	1-7-1 Kaigan, Minato-ku, Tokyo
SoftBank Corp.
Junichi Miyakawa, President & CEO